                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             SRA INTERNATIONAL, INC.

                -------------------------------------------------

                     PURSUANT TO SECTION 245 OF THE GENERAL

                    CORPORATION LAW OF THE STATE OF DELAWARE

                -------------------------------------------------


                  SRA International, Inc., a Delaware corporation, hereby certifies as follows:

                  1. The name of the corporation is SRA International, Inc. (the "Corporation").

                  2. The Original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 16, 1984.

                  3. This Restated Certificate of Incorporation restates, integrates, and does not further amend or supplement the provisions of the Corporation's Certificate of Incorporation as heretofore amended or restated. There is no discrepancy between those provisions and the provisions of the Restated Certificate.

                  4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware without a vote of the Corporation's shareholders. This Restated Certificate is hereby restated to read in its entirety as follows:

                  FIRST: The name of this Corporation is SRA International, Inc.

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, (Zip 19801), County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred sixty-seven million five hundred thousand (167,500,000) shares, consisting of one hundred twenty-five million (125,000,000) shares of Class A Common Stock, with a par value of four-tenths cent ($.004) per share (the "Class A Common Stock"), thirty-seven million five hundred thousand (37,500,000) shares of Class B Common Stock, with a par value of four-tenths cent ($.004) per share (the "Class B Common Stock"), and five million (5,000,000) shares of Preferred Stock, with a par value of twenty cents ($.20) per share (the "Preferred Stock"). The Class A Common Stock and the Class B Common Stock are collectively referred to herein as the "Common Stock."

                  The Board of Directors of the Corporation may issue shares of any class of the Corporation's stock or any Series thereof for such consideration, including cash, property, or services, as the Board may deem appropriate, subject to the requirement that the value of such consideration be no less than the par value of the shares issued.

                  The following is a statement of the distinguishing characteristics of each class of stock of the Corporation, including designations, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof:

              A.  Class A Common Stock
                  --------------------

              1.  Voting
                  ------

              Except in matters for which each class of stock is required by applicable law to vote or act separately, each holder of the Class A Common Stock shall be entitled to one (1) vote for each share held on all matters submitted to stockholders of the Corporation, whether by vote at a meeting or for action by written consent, and shall vote together as a single class with the holders of the Class B Common Stock.

              2.  Dividends and Other Distributions
                  ---------------------------------

                    (a) The holders of the Class A Common Stock shall be entitled to receive, when, if and as declared by the Board of Directors of the Corporation, such dividends of cash, stock or property as the Board of Directors shall from time to time declare subject to the following rights and restrictions:

                          (i)  No cash dividend may be declared and paid, per
share, on the Class A Common Stock unless at the same time a cash dividend of a like amount per share is declared and paid per share, on the Class B Common Stock.

                          (ii) No dividends of stock or  property  (other than
cash) shall be declared and paid, per share, on the Class A Common Stock unless a dividend of an equal amount and equal value of stock or property (other than cash) has also been declared and paid, per share, on the Class B Common Stock; provided, however, that (a) shares of Class A Common Stock may be paid to the holders of both Class A Common Stock and Class B Common Stock, (b) shares of Class B Common Stock may be paid to the holders of both Class A Common Stock and Class B Common Stock, (c) shares of Class A Common stock may be paid to holders of Class A Common Stock, and shares of Class B Common Stock may be paid to holders of Class B Common Stock, and (d) in the event of any stock dividend under (a), (b) or (c) above, the number of shares paid per share of Class A Common Stock and Class B Common Stock shall be the same.

                    (b) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the amounts to which the holders of the Preferred Stock shall be entitled, the holders of the Class A Common Stock and the Class B Common Stock shall be entitled (together as a single class) to share ratably (i.e., an equal amount of assets for each share of either Class A Common Stock or Class B Common Stock) in the remaining assets of the Corporation.

              3.  Restrictions on Class A Common Stock
                  ------------------------------------

                    (a) Corporation's Right to Repurchase Upon
                        ---------------------------------------
Termination of Affiliation. All shares of Class A Common Stock held of record by
--------------------------
a person who is an employee or director of, or a consultant to, the Corporation or any of its subsidiaries shall be subject to the Corporation's right to repurchase all of such shares in the event that such holder's affiliation with the Corporation as an employee, director, or consultant is terminated. Such right of repurchase upon termination of affiliation shall also be applicable to all shares of Class A Common Stock which such person has the right to acquire subsequent to his termination of affiliation pursuant to any of the Corporation's employee benefit plans or pursuant to any option or other contractual right to acquire shares of Class A Common Stock which was outstanding at the date of such termination of affiliation. An authorized leave of absence approved in accordance with the Corporation's policy shall not constitute a termination of affiliation for purposes of this subparagraph (a); provided, however, that the issuance of a formal personnel action notice by the
-----------------
Corporation's personnel department advising an employee that his leave of absence is terminated shall constitute a termination of affiliation for purposes of this subparagraph (a). The Corporation's right of repurchase shall be exercised by mailing written notice to such holder at his address of record on the Corporation's stock record books within sixty (60) days following the termination of such affiliation, which notice shall request delivery of certificates representing the shares of Class A Common Stock, duly endorsed in blank or to the Corporation, free and clear of all liens, claims, charges, and encumbrances of any kind whatsoever. If the Corporation repurchases the shares, the price shall be the Formula Price (as hereinafter defined) per share (i) on the date of such termination of affiliation, in the case of shares owned by the holder at that date and shares issuable to such holder subsequent to that date pursuant to any option or other contractual right to acquire shares of Class A Common Stock which was outstanding at that date; or
(ii) on the date such shares are distributed to such holder, in the case of shares distributable to such holder subsequent to his termination of affiliation pursuant to any of the Corporation's employee benefit plans. The Corporation shall, in the event it exercises its right to repurchase such shares of Class A Common Stock as provided in this subparagraph (a), pay for such shares in cash within 90 days after (i) the date of such termination of affiliation (such 90-day period shall commence on such date of termination of affiliation and shall not be extended by accrued vacation, sick days, or similar accruals), in the case of shares held of record by such holder at that date and shares issuable to such holder subsequent to that date pursuant to any option or other contractual right to acquire shares of Class A Common Stock which was outstanding at that date; or (ii) the date such shares are distributed to such holder, in the case of shares distributable to such holder subsequent to his termination of affiliation pursuant to any of the Corporation's employee benefit plans. In lieu of lump sum cash payment, the Corporation may, in its sole discretion elect to make payment for shares under this subparagraph (a) in the form of monthly installments, the first of which shall become due on the date cash payment would have been made as specified above in this subparagraph (a). The deferred portion of the purchase price shall be represented by a promissory note executed by the Corporation and delivered to the holder. The note shall provide for payment by principal in twenty-four (24) equal monthly installments or such other period of installment that may be agreed to by the Corporation and such holder, with interest on the unpaid balance at the prevailing prime rate on the date the note is issued, as reported in the Wall Street Journal, with the full privilege of repayment of all or any part of the principal without penalty or bonus. If the Corporation is unable to make payment directly to such holder, then the Corporation may satisfy its obligation to make such payment by depositing the purchase price (or payments on the promissory note) in an account for the benefit of such holder and such shares of Class A Common Stock shall thereby be deemed to have been transferred to the Corporation on the date cash payment is made (or the promissory note issued, as applicable) and no longer outstanding with all rights of such holder with regard to such shares terminated.

                    (b) Corporation's Right of First Refusal. If at any
                        ------------------------------------
time a holder of Class A Common Stock receives a bona fide offer to purchase such shares and desires to sell any of such shares (other than through the limited market maintained by the Corporation), such holder shall first give notice to the Secretary of the Corporation containing:

                          (i)   A statement signed by such holder notifying
the Corporation that such holder desires to sell shares of Class A Common Stock and has received a bona fide offer to purchase such shares.

                          (ii)  A statement signed by the intended purchaser
containing:

                                (A) the intended purchaser's full name,
                                address, and taxpayer identification number;

                                (B) the number of shares to be purchased;

                                (C) the price per share to be paid;

                                (D) other terms under which the purchase is intended to be made; and

                                (E) a representation that the offer, under the terms specified, is bona fide.

                          (iii) If the purchase price is payable in cash, in
whole or in part, a copy of a certified check, cashier's check, or money order payable to such holder from the purchaser in the aggregate amount of the purchase price which is to be paid in cash.

                  The Corporation shall thereupon have an option exercisable within fourteen (14) days of receipt of such notice by the Secretary to purchase all, but not less than all, of the shares specified in the notice at the lesser of (a) the Formula Price (as hereinafter defined) per share on the date of the signed statement notifying the Corporation that the holder desires to sell shares of Class A Common Stock, or (b) the offer price and upon the same terms as set forth in the notice, accompanied by payment of the purchase price; provided, however, that if the offer price is payable, in whole or in part, other than in cash, the Corporation shall pay the equivalent value of any non-cash consideration as mutually agreed upon between the holder and the Corporation. Such option shall be exercised by the Corporation by mailing written notice to such holder at his address of record on the Corporation's stock record books. In the event the Corporation does not exercise such option, such holder may sell the shares specified in the notice within 30 days thereafter to the person, at the price and upon the terms and conditions set forth therein. The holder may not sell such shares to any other person, or at any different price, or on any different terms without first re-offering such shares to the Corporation.

                    (c) Election of Rights by  Corporation.  In the event
                        ----------------------------------
circumstances shall occur which would ordinarily permit the Corporation to exercise its rights under either subparagraphs (a) or (b) of this paragraph 3 at a time when the Corporation's rights under the other subparagraph have become and remain exercisable, the Corporation, by Resolution of its Board of Directors, acting in its sole discretion, may elect which of such rights it shall exercise. The Board of Directors may designate one or more nominees to purchase any shares of Class A Common Stock, which it has the right to purchase in lieu of purchasing such shares itself.

                    (d) Other Transfers.  Except for sales in the
                        ---------------
limited market  maintained by the Corporation and as provided in subparagraphs
(a) or (b) of this paragraph 3, no holder of shares of Class A Common Stock may sell, assign, pledge, transfer, or otherwise dispose of or encumber any shares of Class A Common Stock without the prior written approval of the Corporation, and any attempt to so sell, assign, pledge, transfer, or otherwise dispose of or encumber such shares without such prior approval shall be null and void. The Corporation is expressly authorized to condition its approval of a transfer other than by sale of any shares of Class A Common Stock by an employee or director of, or a consultant to, the Corporation or by a person who acquired such shares other than by purchase, directly or indirectly, from an employee or director of, or a consultant to, the Corporation upon the transferee's agreement to hold such shares subject to the Corporation's right to repurchase such shares pursuant to subparagraph (a) of this paragraph 3 upon the termination of affiliation of the employee, director, or consultant.

                    (e) Definition of Formula Price.  As used in this Article
                        ---------------------------
FOURTH, the term "Formula Price" shall mean the price determined pursuant to the formula adopted by the Board of Directors of the Corporation for the purpose of determining the fair market value of the Corporation's Class A Common stock, as such formula may be modified from time to time by the Board of Directors.

                  4.  Lapse or Waiver of Restrictions on Class A Common Stock
                      ------==-----------------------------------------------

                    (a) Lapse. All restrictions upon the shares of
                        -----
Class A Common Stock set forth in paragraph 3 above shall automatically lapse and be of no further force or effect if:

                        (i) the Corporation makes an underwritten offering of any class of its Common Stock (or any class of securities convertible into any class of its Common Stock) to the general public; or

                        (ii) the Corporation applies to have any class of its Common Stock (or any class of securities convertible into any class of its Common stock) listed on a national securities exchange.

                    (b) Waiver. The Corporation may, by resolution of its Board
                        ------
of Directors, acting in its sole discretion, waive any or all of the restrictions upon the shares of Class A Common Stock set forth in paragraph 3 above in such circumstances as the Board of Directors deems appropriate, and such waiver may be effective as to any or all of the shares of Class A Common Stock, or as to any or all of the holders thereof.

                  5.  Other Matters
                      -------------

                  The shares of Class A Common Stock may be subdivided by a stock split or otherwise or be combined by reclassification, reorganization, reverse stock split, or otherwise, without the shares of Class B Common Stock being similarly subdivided by a stock split or otherwise or combined by reclassification, reorganization, reverse stock split, or otherwise.

                  6.  Adjustments
                      -----------

                  The dividend and other distribution rights of the Class A Common Stock shall be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock and/or Class B Common Stock resulting from a stock split, stock dividend, or other subdivision, or reclassification, reorganization, reverse stock split, or other combination.

                  7.  Effect on Outstanding Shares and Options
                      ----------------------------------------

                  The restrictions, conditions, and limitations set forth in this Section A shall apply to all shares of Class A Common Stock, including shares outstanding or subject to options on the date of the shareholder approval of the Restated Certificate of Incorporation.

                  B.  Class B Common Stock
                      ---------------------

                  1.  Voting
                      ------

                  Except in matters for which each class of stock is required by applicable law to vote or act separately, each holder of the Class B Common Stock shall be entitled to ten (10) votes for each share held on all matters submitted to stockholders of the Corporation, and shall vote together as a single class with the holders of the Class A Common Stock.

                  2.  Dividends and Other Distributions
                      ---------------------------------

                    (a) The holders of record of the Class B Common Stock shall be entitled to receive, when, if, and as declared by the Board of Directors of the Corporation, such dividends of cash, stock, or property as the Board of Directors shall from time to time declare, subject to the following rights and restrictions:

                          (i)  No cash dividend may be declared and paid, per
share, on the Class B Common Stock unless at the same time a cash dividend of a like amount per share is declared and paid on the Class A Common Stock.

                          (ii) No dividend of stock or property (other than
cash) shall be declared and paid, per share, on the Class B Common Stock unless a dividend of an equal amount and equal value of stock or property (other than cash) has also been declared and paid, per share, on the Class A Common Stock; provided, however, that (a) shares of Class A Common Stock may be paid to the holders of both Class A Common Stock and Class B Common Stock, (b) shares of Class B Common Stock may be paid to the holders of both Class A Common Stock and Class B Common Sock, (c) shares of Class A Common Stock may be paid to holders of Class A Common Stock, and shares of Class B Common Stock may be paid to holders of Class B Common Stock, and (d) in the event of any stock dividend under (a), (b), or (c) above, the amount of shares paid per share of Class A Common stock and Class B Common Stock shall be the same.

                    (b) Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the amounts to which the holders of the Preferred Stock shall be entitled (together as a single class) to share ratably (i.e., an equal amount of assets for each share of either Class A Common stock or Class B Common Stock) in the remaining assets of the Corporation.

                  3.  Restrictions on Class B Common Stock
                      ------------------------------------

                    (a) Corporation's Right to Repurchase Upon Termination of
                        -----------------------------------------------------
Affiliation.  All shares of Class B Common Stock held of record by a person who
-----------
is an employee or director of, or a consultant to, the Corporation or any of its subsidiaries shall be subject to the Corporation's right to repurchase all of such shares in the event that such holder's affiliation with the Corporation in all capacities as an employee, director, or consultant is terminated, unless such termination of affiliation is caused by either physical disability or retirement of the holder of share of Class B Common Stock. Such right of repurchase upon termination of affiliation shall also be applicable to all shares of Class B Common Stock which such person has the right to acquire subsequent to his termination of affiliation pursuant to any of the Corporation's employee benefit plans or pursuant to any option or other contractual right to acquire shares of Class B Common Stock which was outstanding at the date of such termination of affiliation. An authorized leave of absence approved in accordance with the Corporation's policy shall not constitute a termination of affiliation for purposes of this subparagraph (a); provided, however, that the issuance of a formal personnel action notice by the Corporation's personnel department advising an employee that his leave of absence is terminated shall constitute a termination of affiliation for purposes of this subparagraph (a). The Corporation's right of repurchase shall be exercised by mailing written notice to such holder at his address of record on the Corporation's stock record books within sixty (60) days following the termination of such affiliation, which notice shall request delivery of certificates representing the shares of Class B Common Stock, duly endorsed in blank or to the Corporation, free and clear of all liens, claims, charges, and encumbrances of any kind whatsoever. If the Corporation repurchases the shares, the price shall be the Formula Price (as hereinafter defined) per share (i) on the date of such termination of affiliation, in the case of shares owned by the holder at that date, and shares issuable to such holder subsequent to that date pursuant to any option or other contractual right to acquire shares of Class B Common Stock which was outstanding at that date; or (ii) on the date such shares are distributed to such holder, in the case of shares distributable to such holder subsequent to his termination of affiliation pursuant to any of the Corporation's employee benefit plans. The Corporation shall, in the event it exercises its right to repurchase such shares of Class B Common Stock as provided in this subparagraph
(a), pay for such shares in cash within ninety (90) days after (i) the date of such termination of affiliation (such 90-day period shall commence on such date of termination of affiliation and shall not be extended by accrued vacation, sick days, or similar accruals), in the case of shares held of record by such holder at that date and shares issuable to such holder subsequent to that date pursuant to any option or other contractual right to acquire shares of Class B Common Stock which was outstanding at that date; or (ii) the date such shares are distributed to such holder, in the case of shares distributable to such holder subsequent to his termination of affiliation pursuant to any of the Corporation's employee benefit plans. In lieu of lump sum cash payment, the Corporation may, in its sole discretion, elect to make payment for shares under this subparagraph (a) in the form of monthly installments, the first of which shall become due on the date cash payment would have been made as specified above in this subparagraph (a). The deferred portion of the purchase price shall be represented by a promissory note executed by the Corporation and delivered to the holder. The note shall provide for payment by principal in twenty-four (24) equal monthly installments or such other period of installments that may be agreed to by the Corporation and such holder, with interest on the unpaid balance at the prevailing prime rate on the date the note is issued, as reported in the Wall Street Journal, with the full privilege of repayment of all or any part of the principal without penalty or bonus. If the Corporation is unable to make payment directly to such holder, then the Corporation may satisfy its obligation to make such payment by depositing the purchase price (or payments on the promissory note) in an account for the benefit of such holder and such shares of Class B Common Stock shall thereby be deemed to have been transferred to the Corporation on the date cash payment is made (or the promissory note issued, as applicable) and no longer outstanding with all rights of such holder with regard to such shares terminated.

                    (b) Corporation's Right of First Refusal.  If at any time
                        ------------------------------------
a holder of Class B Common Stock receives a bona fide offer to purchase such shares and desires to sell any of such shares (other than through the limited market maintained by the Corporation), such holder shall first give notice to the Secretary of the Corporation containing:

                          (i)  A statement signed by such holder notifying the
Corporation that such holder desires to sell shares of Class B Common Stock and has received a bona fide offer to purchase such shares.

                          (ii) A statement signed by the intended purchaser
containing:

                               (A) the intended purchaser's full name, address,
                                   and taxpayer identification number;

                               (B) the number of shares to be purchased;

                               (C) the price per share to be paid;

                               (D) other terms under which the purchase is
                                   intended to be made; and

                               (E) a representation that the offer, under the
                                   terms specified, is bona fide.

                          (iii) If the purchase price is payable in cash, in
whole or in part, a copy of a certified check, cashier's check or money order payable to such holder from the purchaser in the aggregate amount of the purchase price which is to be paid in cash.

                  The Corporation shall thereupon have an option exercisable within fourteen (14) days of receipt of such notice by the Secretary to purchase all, but not less than all, of the shares specified in the notice at the lesser of (a) the Formula Price (as hereinafter defined) per share on the date of the signed statement notifying the Corporation that the holder desires to sell shares of Class B Common Stock, or (b) the offer price and upon the same terms as set forth in the notice, accompanied by payment of the purchase price; provided, however, that if the offer price is payable, in whole or in part, other than in cash, the Corporation shall pay the equivalent value of any non-cash consideration as mutually agreed upon between the holder and the Corporation. Such option shall be exercised by the Corporation by mailing written notice to such holder at his address of record on the Corporation's stock record books. In the event the Corporation does not exercise such option, such holder may sell the shares specified in the notice within thirty (30) days thereafter to the person, at the price and upon the terms and conditions set forth therein. The holder may not sell such shares to any other person, or at any different price, or on any different terms with our first re-offering such shares to the Corporation.

                           (c) Election of Rights by  Corporation.  In the event
                               ----------------------------------
circumstances shall occur which would ordinarily permit the Corporation to exercise its rights under either subparagraphs (a) or (b) of this paragraph 3 at a time when the Corporation's rights under the other subparagraph have become and remain exercisable, the Corporation, by Resolution of its Board of Directors, acting in its sole discretion, may elect which of such rights it shall exercise. The Board of Directors may designate one or more nominees) to purchase any shares of Class B Common Stock which it has the right to purchase in lieu of purchasing such shares itself.

                           (d) Other Transfers.  Except for sales in the
                               ---------------
limited market maintained by the Corporation and as provided in subparagraphs
(a) or (b) of this paragraph 3, no holder of shares of Class B Common stock may sell, assign, pledge, transfer, or otherwise dispose of or encumber any shares of Class B Common Stock without the prior written approval of the Corporation, and any attempt to so sell, assign, pledge, transfer, or otherwise dispose of or encumber such shares without such prior approval shall be null and void. The Corporation is expressly authorized to condition its approval of a transfer other than by sale of any shares of Class B Common Stock by an employee or director of, or a consultant to, the Corporation or by a person who acquired such shares other than by purchase, directly or indirectly, from an employee or director of, or a consultant to, the Corporation upon the transferee's agreement to hold such shares subject to the Corporation's right to repurchase such shares pursuant to subparagraph (a) of this paragraph 3 upon the termination of affiliation of the employee, director, or consultant.

                           (e) Formula Price for Class B Common Stock.
                               --------------------------------------

                           The formula price for shares of Class B Common Stock
at all times shall be equal to the Formula Price for Class A Common Stock.

                  4.  Lapse or Waiver of Restrictions on Class B Common Stock
                      -------------------------------------------------------

                           (a) Lapse.  All  restrictions  upon the shares of
                               -----
Class B Common Stock set forth in paragraph 3 above shall automatically lapse and be of no further force or effect if:

                                    (i) the Corporation makes an underwritten
offering of any class of its Common Stock (or any class of securities convertible into any class of its Common Stock) to the general public; or

                                    (ii) the Corporation applies to have any
class of its Common Stock (or any class of securities convertible into any class of its Common Stock) listed on a national securities exchange.

                           (b) Waiver.  The Corporation  may, by resolution of
                               ------
its Board of Directors, acting in its sole discretion, waive any or all of the restrictions upon the shares of Class B Common Stock set forth in paragraph 3 above in such circumstances as the Board of Directors deems appropriate, and such waiver may be effective as to any or all of the shares of Class B Common Stock, or as to any or all of the holders thereof.

                  5.  Other Matters
                      -------------

                  The shares of Class B Common Stock may be subdivided by a stock split or otherwise or be combined by reclassification, reorganization, reverse stock split or otherwise, without the shares of Class A Common Stock being similarly subdivided by a stock split or otherwise or combined by reclassification, reorganization, reverse stock split or otherwise.

                  6.  Conversion
                      ----------

                  Outstanding shares of Class B Common Stock shall be convertible into shares of Class A Common Stock, on a share-for-share basis, at the option of the holder thereof, on and subject to the following terms and conditions:

                           (a) The Corporation shall effect any such conversion
as soon as practicable after receipt from any such holder of shares of Class B Common Stock of (i) written notice to the Corporation of the request for conversion of shares of Class B Common Stock into shares of Class A Common Stock, which notice shall be addressed to the principal office of the Corporation or to the Corporation's designated transfer agent, shall state the number of shares of Class B Common Stock to be converted into shares of Class A Common Stock, the certificate number or numbers of the certificates representing the shares of Class B Common Stock to be so converted, and the name or names in which such holder desires the certificate or certificates for such Class A Common Stock to be issued; and (ii) a certificate or certificates representing the number of shares of Class B Common Stock to be converted into shares of Class A Common Stock, duly endorsed for transfer with signature(s) guaranteed by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or correspondent in the United States.

                           (b) In the event the certificate or certificates for
shares of Class B Common Stock delivered to the Corporation for conversion into shares of Class A Common Stock represent a number of shares greater than the number of shares of Class B Common Stock to be converted, the Corporation at the time of issuance of a certificate or certificates for shares of Class A Common Stock pursuant to the conversion request, shall issue and deliver to the holder requesting conversion, or to such other person as such holder may designate, a certificate for shares of Class B Common Stock not being converted into shares of Class A Common Stock issued in the name of such holder, or such holder's designee if so requested by such holder.

                           (c) The Corporation shall not be obligated to issue
any fractional shares of Class A Common Stock or Class B Common Stock upon conversion of shares of Class B Common Stock into Class A Common Stock; and in lieu thereof, the Corporation shall pay to the holder requesting conversion cash compensation with respect to any such fractional interest, in accordance with the laws of the State of Delaware and otherwise in the discretion of the Corporation.

                           (d) Outstanding shares of Class B Common Stock shall
also be convertible into shares of Class A Common Stock, on a share-for-share basis, under the following circumstances:

                                    (i) Automatically and without further action
by the holder thereof, or his or her heirs or legal representatives, upon the death of such holder, effective upon the close of business on the day of such death. After such effective date outstanding certificates representing shares of Class B Common Stock registered in the name of such holder, or registered in the name of a nominee for such holder, but beneficially owned by such holder, shall represent the same number of shares of Class A Common Sock as were represented by such certificates immediately prior to such effective date, and upon request of the person or persons legally entitled to thereafter beneficially own such shares, and upon delivery, duly canceled or endorsed, of such certificates to the Corporation, the officers of the Corporation shall execute and deliver new certificates in the name of such beneficial owner or owners, for the number of shares of Class A Common Stock represented by the certificates so presented for transfer.

                                    (ii) In the event a holder of Class B Common
Stock is judicially declared legally incompetent, or a conservator, receiver, custodian, or guardian or person performing similar functions is appointed to supervise, oversee or otherwise control the financial affairs of such holder, then, at the election of the Corporation, exercised by resolution of its Board of Directors within six (6) months after such event and no less than fifteen
(15) days after written notice to such holder, or such conservator, receiver, custodian, or guardian, or person performing similar functions, as the case may be, of the Board's intention to consider such resolution, outstanding certificates representing shares of Class B Common Stock registered in the name of such holder, or registered in the name of a nominee for such holder, but beneficially owned by such holder, shall represent the same number of shares of Class A Common Stock as were represented by such certificates immediately prior to such even, and upon request of the person or persons legally entitled to thereafter beneficially own such shares, and upon delivery, duly canceled or endorsed, of such certificates to the Corporation, the officers of the Corporation shall execute and deliver new certificates in the name of such beneficial owner or owners, for the number of shares of Class A Common Stock represented by the certificates so presented for transfer.

                           (e) Any such conversion shall be deemed to have been
made at the close of business on the date of receipt by the Corporation or its transfer agent of the documents required by Section 6(a) above

                  7.  Adjustments
                      -----------

                  The dividend and other distribution rights and conversion rights of the Class B Common Stock shall be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock and/or Class B Common Stock resulting from a stock split, stock dividend or other subdivision, or reclassification, reorganization, reverse stock split, or other combination.

                  8.  Effect on Outstanding Shares and Options
                      ----------------------------------------

                  The restrictions, conditions, and limitations set forth in this Section B shall apply to all shares of Class B Common Stock, including shares outstanding or subject to options on the date of the shareholder approval of the Restated Certificate of Incorporation.

                  C.  Preferred Stock
                      ----------------

                  1. The Preferred Stock is senior to the Common Stock, and the Common Stock is subject to the rights and the preferences of the Preferred Stock as hereinafter set forth.

                  2. The Preferred Stock may be divided and issued from time to time in one or more Series, as herein provided, each Series to be appropriately designated, prior to issuance of any shares thereof, by some distinguishing letter, number, or title. All shares of the same Series of Preferred Stock shall be alike in every particular, and all shares of Preferred Stock shall be identical, except for variations in the rights and preferences of different Series which may be fixed and determined by the Board of Directors as hereinafter set forth.

                  3. The Board of Directors is empowered to divide the Preferred Stock into Series and, in respect to the following particulars, to fix and determine the relative rights and preferences of the shares of any Series so established:

                           (a) The rate of dividends (including participating
dividends, if any); the time of payment; whether such dividends shall be mandatory (i.e., required to be paid in any year in which the Corporation has funds legally available therefor) or nonmandatory (i.e., payable only if dividends are paid or declared on the

Common Stock or any Series of Preferred Stock junior to such Series); whether such dividends shall be cumulative from year to year, and, if so, the dates from which the cumulativeness shall begin. Accruals of dividends shall not bear interest. No dividends shall be deemed to have accrued on any share of Preferred Stock of any Series prior to the date of original issuance of such share unless the Board of Directors shall otherwise determine in its resolution establishing such Series;

                           (b) Any right to vote with holders of shares of any
other Series or class and any right to vote as a class, either generally or as a condition to specific corporate action;

                           (c) The price at which, and any terms and conditions
on which, shares may be redeemed by the holders thereof or be called by the Corporation;

                           (d) The amount payable on shares in the event of
voluntary or involuntary liquidation;

                           (e) Sinking fund provision, if any, for the
redemption or purchase of shares;

                           (f) The terms and conditions on which such shares may
be converted into shares of another class or Series, if the shares of any Series are issued with the right of conversion; and

                           (g) Whether the Series shall be senior to, junior to,
or of equal standing with one or more other Series previously issued, with respect to dividends, liquidation rights, or otherwise (subject to the rights of the holders of any outstanding Series to pass on any designation adversely affecting them if and to the extent required by the Delaware General Corporation
Law).

                  In order for the Board of Directors to establish a Series of Preferred Stock, the Board of Directors shall adopt a resolution setting forth the designation and the number of shares of such Series and the relative rights and preferences thereof in respect of the foregoing particulars. Prior to issuance of any shares of a Series so established, the Corporation shall prepare and file a certificate reciting the action taken by the Board of Directors, as provided in the Delaware General Corporation Law. The Board of Directors may redesignate any shares of any Series theretofore established that have not been issued, or that have been issued and retired, as shares of some other Series, or change the designation of outstanding shares where desired to avoid confusion. Such redesignation or change of designation shall be set forth in a certificate reciting the action taken by the board of Directors, as provided in the Delaware General Corporation Law. Whenever the rights of the holders of one or more Series would be adversely affected by such designation or redesignation, such holders shall be entitled to vote thereon if and to the extent required by the Delaware General Corporation Law.

                  4. In no event, so long as any Series of Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, or any distribution be made or ordered in respect of, the Common Stock or any other Series ranking junior to such Series, or any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of Common Stock or any such junior Series, unless:

                           (a) Full cumulative dividends, if any, on all
outstanding shares of such Series for all past dividend periods shall have been paid and the full dividend on all outstanding shares of such Series for the then current dividend period shall have been paid or declared and set apart for payment; and

                           (b) The Corporation shall have set aside amounts, if
any, theretofore required to be set aside as and for sinking funds, if any, for such Series for the then current year, and all defaults, if any, in complying with any such sinking fund requirements in respect of previous years shall have been remedied; and

                           (c) In the case of Series of Preferred Stock of equal
standing with respect to dividends, no dividend shall be paid upon, or declared, or set aside for, any share of any such Series with respect to any dividend period unless at the same time a like proportionate dividend with respect to the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon, or declared and set apart for, the shares of such other Series.

                  5. The Corporation, at its election expressed by resolution of the Board of Directors, may at any time redeem the whole, or from time to time may redeem any part, of the Preferred Stock, or of any one or more Series thereof, at the redemption price per share fixed and determined with respect to each Series by the Board of Directors as hereinabove set forth, plus accrued and unpaid dividends, if any, on the shares redeemed to the date fixed for redemption. If less than all outstanding shares of Preferred Stock or any Series thereof are to be redeemed, the redemption may be made by lot, pro rata, or in such other manner as may be determined by the Board of Directors and permitted by the Delaware General Corporation Law. The Board of Directors shall have authority as hereinafter provided to prescribe the terms and conditions subject to which any Series, or part thereof, of the Preferred Stock may be redeemed.

                  6. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each Series shall be entitled, before any distribution shall be made to the Common Stock or to any other Series ranking junior to such Series, to be paid the preferential amount fixed and determined by the Board of Directors for such Series as hereinabove provided, plus accrued and unpaid dividends thereon, if any, to the date of distribution but the Preferred Stock shall not be entitled to any further payment and any remaining net assets shall be distributed ratably to the holders of outstanding Common Stock. If upon such liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be insufficient to permit the payment to all outstanding shares of Preferred Stock or any Series thereof of the full preferential amounts to which they are entitled, then the entire net assets of the Corporation shall be distributed to the outstanding shares of Preferred Stock in order of preference as between Series (and in the case of Series of equal standing, in proportion to the full preferential amount to which each share is entitled), and pro rata within each Series. Neither a consolidation nor a merger of the Corporation with or into any other corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution, or winding up within the meaning of this Section 6.

                  7. The Preferred Stock shall not be convertible, except to the extent that any one or more Series thereof may be issued with the right of conversion as may be determined by the Board of Directors prior to issuance of any shares of such Series as hereinabove set forth. If the shares of any Series are so issued with the right of conversion, then at the option of the respective holders thereof, the Preferred Stock of such Series shall be convertible into a number of fully paid and nonassessable shares of stock of the Corporation at the conversion rate, or upon payment to the Corporation of the conversion price, which is in effect for the Preferred Stock of such Series at the time of such conversion. The initial conversion rate or conversion price (including in the latter case the number of shares of stock issuable upon conversion) and the terms and conditions of conversion for each Series issued with the right of conversion shall be fixed and determined by the Board of Directors as hereinabove provided. Such conversion price or conversion rate with respect to any such Series may be subject from time to time to adjustment by virtue of issuance of securities or rights to purchase securities of the Corporation, or upon any capital reorganization or reclassification of the Common Stock or other stock of the Corporation, or the consolidation or merger of the Corporation, or the sale, conveyance, lease, or other transfer by the Corporation of all or substantially all of its property, or in other circumstances, all to the extent and in the manner fixed and determined by the Board of Directors as hereinabove set forth.

                  8. None of the holders of Preferred Stock of any Series shall have any voting power for any purpose, except as may be specifically required by law, or except as any such right to vote may be fixed and determined by the Board of Directors prior to issuance of any shares of such Series as hereinabove provided.

                  9. Unless otherwise designated by the Board of Directors as hereinabove provided, and subject to any rights under the Delaware General Corporation Law of holders of any Series of Preferred Stock to pass on any designation adversely affecting them, each Series of Preferred Stock shall be deemed to be of equal standing with (rather than junior or senior to) each other Series as to dividends and liquidation preferences except for rates and amounts thereof per share.

                  10. Unless otherwise required by the Delaware General Corporation Law, the designation, redesignation, or establishment of a Series of Preferred Stock shall not be deemed to "adversely affect" any outstanding Series of Preferred Stock under the foregoing provisions unless such newly designated, redesignated, or established Series purports to have the right to receive dividends (except pursuant to cumulative rights thereto), or assets on liquidation, dissolution, or winding up of the Corporation, before any dividends or any such assets are payable to such outstanding Series.

                  D. Upon the effective date of the Certificate of Amendment of the Restated Certificate of Incorporation of the Corporation, dated November 2, 1994, each outstanding share of common stock, par value ten cents ($.10) per share, of the Corporation shall be divided and split into five (5) shares of common stock, par value two cents ($.02) per share. From and after such effective date, certificates representing shares of Class A Common Stock, $.10 par value, or Class B Common Stock, $.10 par value, shall represent five (5) times the number of shares shown thereon of Class A Common Stock, $.02 par value, or Class B Common Stock, $.02 par value, as the case may be. Such certificates, at the option of the holder thereof, may be surrendered to the Corporation for reissuance.

                  E. Upon the effective date of the Certificate of Amendment of the Restated Certificate of Incorporation of the Corporation, dated March 23, 2000, each outstanding share of common stock, par value two cents ($.02) per share, of the Corporation shall be divided and split into five (5) shares of common stock, par value four-tenths cent ($.004) per share. From and after such date, certificates representing shares of Class A Common Stock, $.02 par value, or Class B Common Stock, $.02 par value, shall represent five (5) times the number of shares shown thereon of Class A Common Stock, $.004 par value, or Class B Common Stock, $.004 par value, as the case may be. Such certificates, at the option of the holder thereof, may be surrendered to the Corporation for reissuance.

                  FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend, and rescind the By-Laws of this Corporation.

                  SIXTH: Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                  SEVENTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                  EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                  NINTH: To the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director.

                  Any repeal or modification of the foregoing paragraph by the stockholders or the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate to be signed by Ernst Volgenau, its President, and Stephen Hughes, its Secretary, this 5th day of March 2002.

                                         By: /s/ Stephen C. Hughes
                                             ---------------------------------
                                               Senior Vice President
                                               and Chief Financial Officer

ATTEST:


/s/ C. Wayne Grubbs
-------------------------------------
Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             SRA INTERNATIONAL, INC.

                             Pursuant to Section 242
                        of the General Corporation Law of
                              the State of Delaware

         SRA International, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         By written consent of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware and in accordance with the provisions of the Restated Certificate of Incorporation, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolutions setting forth the amendment are as follows:

RESOLVED:         That the Corporation be and hereby is authorized to effect a
--------          1-for-1.7 reverse stock split (the "Stock Split") and that, in order to effectuate the Stock Split, it is hereby proposed and declared advisable and in the best interests of the Corporation and its stockholders that the Restated Certificate of Incorporation be amended so as to reclassify and change each 1.7 shares of the Corporation's authorized Class A Common
                  Stock (the "Old Class A Common Stock") into 1 share of Class A
                  Common Stock, $.004 par value per share (the "New Class A
                  Common Stock"), and to reclassify and change each 1.7 shares of Class B Common Stock (the "Old Class B Common Stock") into
                  1 share of Class B Common Stock, $.004 per value per share
                  (the "New Class B Common Stock"), resulting in a decrease in the Corporation's authorized Class A Common Stock from
                  125,000,000 shares of Old Class A Common Stock to 73,529,411 shares of New Class A Common Stock and a decrease in the authorized Class B Common Stock from 37,500,000 shares of Old
                  Class B Common Stock to 22,058,823 shares of New Class B
                  Common Stock, all in accordance with the resolutions set forth below and as set forth in the form of Certificate of Amendment to the Restated Certificate of Incorporation attached hereto
                  (the "Certificate of

                  Amendment"); and that in the Stock Split each 1.7 shares of Old Class A Common Stock and each 1.7 shares of Old Class B Common Stock issued and outstanding as of the date of the filing of the Certificate of Amendment (the "Effective Date") be converted into 1 share of New Class A Common Stock or New Class B Common Stock, as the case may be.

FURTHER
RESOLVED:         That each stockholder otherwise entitled to receive less than
--------          one full share of New Class A Common Stock or New Class B
                  Common Stock shall receive, in lieu of the fractional share of such New Class A Common Stock or New Class B Common Stock which such stockholder is otherwise entitled to receive, a cash payment equal to (i) such fractional amount multiplied by
                  (ii) $18.70.

FURTHER
RESOLVED:         That, as of the Effective Date, all issued and outstanding
--------          shares of Old Class A Common Stock and Old Class B Common
                  Stock shall automatically, without any action on the part of the holder thereof, be converted into shares of New Class A
                  Common Stock or New Class B Common Stock, as the case may be, and all rights with respect to the Old Class A Common Stock and Old Class B Common Stock shall terminate, except only the right of each holder thereof, upon surrender of his or its certificate or certificates therefor, to receive (i) a certificate or certificates for the number of whole shares of such New Class A Common Stock or New Class B Common Stock, as the case may be, into which such holder's shares of such Old
                  Class A Common Stock or Old Class B Common Stock have been converted and (ii) if applicable, a cash payment in lieu of a fractional share of such New Class A Common Stock or New Class
                  B Common Stock, as the case may be.

FURTHER
RESOLVED:         That notwithstanding the Stock Split, the par value of each
--------          share of New Class A Common Stock and New Class B Common Stock
                  shall remain at $.004.

FURTHER
RESOLVED:         That the accounts and records of the Corporation be adjusted
--------          to reflect any change in the Corporation's capital and
                  additional paid-in capital accounts appropriate or necessary to reflect the foregoing reclassification and change of the Corporation's capital stock.

FURTHER
RESOLVED:         That, in order to give effect to the foregoing
--------          reclassification and change in the Corporation's capital
                  stock, the Corporation hereby adjusts and decreases the number of shares of New Class A Common Stock and New Class B Common
                  Stock reserved for issuance upon the exercise of any outstanding stock awards or other rights or options to receive
                  New Class A Common Stock or New Class B Common Stock of the
                  Corporation with any fractional shares which would result from such adjustment to be rounded down to the nearest whole share in the case of shares issuable upon the exercise of outstanding stock options.

FURTHER
RESOLVED:         That the Board deems it advisable and in the best interests of
--------          the Corporation and its stockholders that the Restated
                  Certificate of Incorporation be amended as set forth substantially in the form presented to the Board to effect the Stock Split.

FURTHER
RESOLVED:         That the Board recommends to the stockholders that the
--------          Certificate of Amendment be approved; that any resolutions contained in the Certificate of Amendment are hereby deemed adopted and approved by the Board; and that the President, any Vice President, the Treasurer, the Secretary and any Assistant
                  Secretary of the Corporation, and each of them acting singly
                  (the "Proper Officers"), are hereby authorized and directed to submit the Certificate of Amendment to the stockholders of the Corporation for their approval.

FURTHER
RESOLVED:         That, upon approval of the Certificate of Amendment by the
--------          stockholders of the Corporation, the Proper Officers are
                  hereby authorized to execute and file the Certificate of Amendment with the Secretary of State of the State of Delaware.

FURTHER
RESOLVED:         That the first paragraph of Article FOURTH of the Restated
--------          Certificate of Incorporation of the Corporation be deleted in its entirety and that the following paragraph be inserted in lieu thereof:

                           "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred million five hundred eighty-eight thousand two hundred thirty-four (100,588,234) shares, consisting of seventy-three million five hundred twenty-nine thousand four hundred eleven (73,529,411) shares of Class A Common Stock, $.004 par value per share (the "Class A Common Stock"), twenty-two million fifty-eight thousand eight hundred twenty-three (22,058,823) shares of Class B Common Stock, $.004 par value per share (the "Class B Common Stock"), and five million (5,000,000) shares of Preferred Stock, $.20 par value per share (the "Preferred Stock"). The Class A Common Stock and the Class B Common Stock are collectively referred to herein as the "Common Stock."

          IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and Chief Executive Officer and attested by its Assistant Secretary this 6th day of May, 2002.

                                    SRA INTERNATIONAL, INC.



                                    By: /s/ Ernst Volgenau
                                        ---------------------------------------
                                        Ernst Volgenau
                                        President and Chief Executive Officer

ATTEST:

C. Wayne Grubbs
---------------------------
C. Wayne Grubbs
Assistant Secretary